UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 24, 2011, Chris J. Stern’s employment as the Chief Executive Officer of Oxygen Biotherapeutics, Inc. (the “Company”) was terminated for cause pursuant to the terms of his employment agreement dated May 13, 2011 (the “Employment Agreement”).  The termination was in connection with an Audit Committee investigation concerning conduct by Mr. Stern and its potential impact on the Company.  Pursuant to the terms of the Employment Agreement, Mr. Stern’s termination of employment resulted in his immediate resignation from the Company’s Board of Directors.  At the time of Mr. Stern’s departure from the Board, he was serving as Chairman of the Board and on the Company’s Development Committee.  Mr. Stern will not be paid any severance in connection with the termination of his employment or his departure from the Board.

On August 24, 2011, the Board appointed Michael B. Jebsen, the Company’s Chief Financial Officer and Treasurer, as interim Chief Executive Officer.  Mr. Jebsen will continue to serve as the Company’s Chief Financial Officer and Treasurer.  Mr. Jebsen first joined the Company as its Accounting Manager in April 2009, and was elected Chief Financial Officer, Executive Vice President Finance and Administration, and Corporate Secretary in August 2009.  Before joining the Company, he was an auditor with Grant Thornton, LLP from July 2003 through December 2005 and from April 2008 through April 2009. In addition, Mr. Jebsen held various positions, including Chief Ethics Officer, Senior Internal Auditor, and Senior Financial Analyst with RTI International, a non-profit research and development organization, from January 2006 to February 2008. Mr. Jebsen holds a Master of Science in Accounting from East Carolina University and is a Certified Public Accountant, licensed in North Carolina.

In connection with Mr. Jebsen’s appointment as interim Chief Executive Officer, the Company will enter into an amendment to Mr. Jebsen’s employment agreement that provides for additional compensation of $10,000 per month for each month that he serves as interim Chief Executive Officer.  Upon completion of his service as interim Chief Executive Officer, Mr. Jebsen will be eligible to receive a discretionary bonus based upon his performance as interim Chief Executive Officer.

As previously disclosed, Mr. Edwin Fox is the brother-in-law of Mr. Jebsen, and the Company employs Mr. Fox as a Senior Financial Analyst and Interim California Lab Manager. In this capacity Mr. Fox receives an annual salary of $82,500 and potential bonus of $10,000.  Mr. Fox does not have a direct reporting relationship to Mr. Jebsen.

In addition, effective August 24, 2011, the Company appointed Rene Eckert as interim Chairman of the Board. Mr. Eckert has been a Board member of the Company since October 2009.

Item 8.01.	Other Events

On August 24, 2011, the Company announced that it has rescheduled its 2011 Annual Meeting of Stockholders from Friday, September 23, 2011 to Friday, September 30, 2011.  The record date for the meeting will remain August 19, 2011.

A copy of the press release announcing these events is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated August 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2011	Oxygen Biotherapeutics, Inc.

By: /s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer and Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 24, 2011